NIAGARA ENERGY TRADING INC.
                                  BALANCE SHEET
                                 MARCH 31, 1998


ASSETS
------
Assets:
  Cash                                          $ 59,400
  Accounts Receivable - Intercompany                   0
  Inventory                                      313,600
                                                --------
                                                 373,000
                                                --------

Other Assets:
  Deferred Charges                                     -
                                                --------

                                                $373,000
                                                ========

LIABILITIES & STOCKHOLDER'S EQUITY
----------------------------------
Liabilities:
  Accounts Payable - Intercompany               $ 10,115
  Notes Payable - Intercompany                   500,000
  Income Taxes - Federal                         (43,898)
  Other Accrued Taxes                            (12,045)
                                                --------
                                                 453,812
                                                --------

Capitalization:
Stockholder's Equity:
  Paid-In-Capital                                  1,000
  Earnings Reinvested in the Business
    (Accumulated Deficit)                        (81,812)
                                                --------
  Total Common Stock Equity                      (80,812)
                                                --------

                                                $373,000
                                                ========